Exhibit 10.1

AMENDMENT TO

DIRECTOR NOMINATION AGREEMENT

March 23, 2015

This Amendment, dated March 23, 2015 (the “Amendment”), to the Director Nomination Agreement, dated as of November 26, 2014 (the “Original Agreement” and, as amended, this “Agreement”), is by and among Barington Companies Equity Partners, L.P., a Delaware limited partnership (“BCEP”), Barington Companies Investors, LLC, as investment advisor to certain investment accounts (“BCI,” and, together with BCEP and its Affiliates, “Barington”), Ancora Advisors, LLC (“Ancora,” and, together with Barington, the “Barington Group”), James A. Mitarotonda, Joseph R. Wright, Jr. and George W. Hebard III (Messrs. Mitarotonda, Wright and Hebard are referred to collectively as the “New Nominees” and each as a “New Nominee”) and Ebix, Inc., a Delaware corporation (the “Company”) (collectively, the “Parties”). Capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed thereto in the Original Agreement.

WHEREAS, pursuant to the Original Agreement, Messrs. Mitarotonda and Wright were nominated for election to the Board and were elected to the Board at the 2014 Annual Meeting;

WHEREAS, Mr. Mitarotonda has expressed a desire to devote his attention to other investments and cease to be a member of the Board, and has expressed his confidence in the Company’s Board and management team; and

WHEREAS, the Barington Group acknowledges that the Agreement does not provide for replacing Mr. Mitarotonda on the Board under the current circumstances but nevertheless has expressed a desire to replace Mr. Mitarotonda with Mr. Hebard.

NOW, THEREFORE, the Parties agree to amend the Original Agreement as follows:

1.	Upon execution of this Amendment, Mr. Hebard shall be considered a “New Nominee” for all purposes under the Agreement and shall be appointed to the Board effective immediately upon the resignation of Mr. Mitarotonda. Prior to the execution of this Amendment, Mr. Hebard has completed and submitted to the Company a director and officer questionnaire (in the same form as completed by the other New Nominees). Mr. Mitarotonda hereby submits his resignation from the Board effective immediately upon execution of this amendment and simultaneous appointment to the Board of Mr. Hebard. Mr. Mitarotonda shall continue to be bound by his obligations under the Agreement, but shall have no right to be nominated as a director of the Company following the execution of this Amendment and the effectiveness of his resignation.

2.

For purposes of this Agreement, the “Standstill Period” means the period from the date of the Original Agreement until 90 days prior to the date of the annual meeting of stockholders of the Company to be held in 2015 (the “2015 Annual Meeting”) or, if earlier, 10 days prior to any advance notice deadline for making director nominations at the 2015 Annual Meeting; provided, that the Standstill Period will be extended each year through the annual meeting of stockholders of the Company to be held in 2018 for so long as the Company recommends (or has notified Barington in writing of its commitment to recommend) that its stockholders vote for the re-election of the New

Nominees at the next annual meeting of stockholders (regardless of whether the New Nominees agree to stand for re-election) and supports the New Nominees for election in no less rigorously and favorably a manner than it supports all of its other nominees.

3.	Each Party represents and warrants to each other Party that:

(a)	Such party has all requisite company and other power and authority to execute and deliver this Amendment and to perform its obligations under the Agreement.

(b)	This Amendment has been duly and validly authorized, executed and delivered by it and the Agreement is a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

(c)	This Amendment will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

4.	The Barington Group and Mr. Hebard each represents and warrants to the Company that Mr. Hebard is not and will not become a party to any agreement, arrangement or understanding with Barington or any other person other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company.

5.	Other than as amended by this Amendment, the terms of the Original Agreement remain in full force and effect.

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IN WITNESS WHEREOF, each Party has executed this Amendment or caused the same to be executed by its duly authorized representative as of the date first above written.

EBIX, INC.

By:	/s/ Robin Raina
	Name:	Robin Raina
	Title:	Chairman and CEO

BARINGTON COMPANIES EQUITY PARTNERS, L.P.

By:	Barington Companies Investors, LLC,
Its:	General Partner

By:	/s/ James A. Mitarotonda
	Name:	James A. Mitarotonda
	Title:	Managing Member

BARINGTON COMPANIES INVESTORS, LLC, as investment advisor

By:	/s/ James A. Mitarotonda
	Name:	James A. Mitarotonda
	Title:	Managing Member

JAMES A. MITAROTONDA

/s/ James A. Mitarotonda

JOSEPH R. WRIGHT, JR.

/s/ Joseph R. Wright, Jr.

GEORGE W. HEBARD III

/s/ George W. Hebard III

ANCORA ADVISORS, LLC

By:	/s/ Brian R. Hopkins
	Name:	Brian R. Hopkins
	Title:	Managing Directors